UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  May 21, 2015

TrustCo Bank Corp NY
(Exact name of registrant as specified in its charter)

NEW YORK	0-10592	14-1630287
State or Other Jurisdiction of Incorporation or Organization	Commission File No.	I.R.S. Employer Identification Number

5 SARNOWSKI DRIVE, GLENVILLE, NEW YORK 12302
(Address of principal executive offices)

(518) 377-3311
(Registrant’s Telephone Number,
Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TrustCo Bank Corp NY

Item 5.07.	Submission of Matters to a Vote of Security Holders

1.
The Company held its regular annual shareholder meeting on May 21, 2015.  Thomas O. Maggs, Robert J. McCormick, and William J. Purdy were elected as directors for three-year terms expiring at TrustCo’s 2018 Annual Meeting.  Shareholders approved the Nonbinding Advisory Resolution on the Compensation of TrustCo’s Named Executive Officers and the Amended and Restated TrustCo Bank Corp NY 2010 Equity Incentive Plan.  The appointment of Crowe Horwath LLP as TrustCo’s independent auditors for 2015 was ratified by shareholders.  The table below provides the vote count for each proposal on the agenda.

	For	Withhold		For as a percentage of total shares voted	Broker Non- Vote

Thomas O. Maggs	71,279,611	3,419,786		95.4%	10,762,562
Robert J. McCormick	72,027,506	2,671,891		96.4%	10,762,562
William J. Purdy	70,950,084	3,749,314		95.0%	10,762,562

	For	Against	Abstain	For as a percentage of total shares voted	Broker Non- Vote	Uncast
Approval of a Nonbinding Advisory Resolution on the Compensation of TrustCo’s Named Executive Officers	68,450,665	4,767,961	1,472,207	91.6%	10,762,562	8,564

	For	Against	Abstain	For as a percentage of total shares voted	Broker Non- Vote
Approval of the Amended and Restated TrustCo Bank Corp NY 2010 Equity Incentive Plan	69,843,172	3,609,105	1,247,120	93.5%	10,762,562

	For	Against	Abstain	For as a percentage of total shares voted
Ratification of Crowe Horwath LLP	83,390,001	1,231,037	840,921	97.6%

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 21, 2015
TrustCo Bank Corp NY
(Registrant)

	By:	/s/ Michael M. Ozimek
Michael M. Ozimek
Senior Vice President and
Chief Financial Officer